Exhibit 99.1

Pep Boys Reports Q4 Results

- Operating Results Return to Profitability -

PHILADELPHIA — March 14, 2007 - The Pep Boys - Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket retail and service chain, announced the following results for the fourteen weeks (fourth quarter) and fifty-three weeks (fiscal year) ended February 3, 2007.

Operating Results

Fourth Quarter

Sales

Sales for the fourteen weeks ended February 3, 2007 were $586,146,000, as compared to the $550,481,000 recorded for the thirteen weeks ended January 28, 2006.  Excluding the fourteenth week of Q4 2006, comparable merchandise sales decreased 1.5% and comparable service revenue increased 2.0%.  In accordance with GAAP, merchandise sales includes merchandise sold through both our retail and service center lines of business and service revenue is limited to labor sales.  Excluding the fourteenth week of Q4 2006, recategorizing Sales into the respective lines of business from which they are generated, comparable Retail Sales (DIY and Commercial) decreased 2.2% and comparable Service Center Revenue (labor plus installed merchandise and tires) increased 1.0%.

Earnings

Net Earnings (Loss) from Continuing Operations Before Cumulative Effect of Change in Accounting Principle increased from a Net Loss of $22,869,000, (($0.42) per share - basic and diluted) to Net Earnings of $8,110,000 ($0.15 per share - basic and diluted).

Fiscal Year

Sales

Sales for the fiscal year ended February 3, 2007 were $2,272,161,000, as compared to the $2,238,029,000 recorded last year.  Excluding the fifty-third week of 2006, comparable merchandise sales decreased 0.5% and comparable service revenue increased 1.3%. Excluding the fifty-third week of 2006 and recategorizing Sales (see above), comparable Retail Sales decreased 1.9% and comparable Service Center Revenue increased 2.4%.

Earnings

Net Loss from Continuing Operations Before Cumulative Effect of Change in Accounting Principle decreased from a Net Loss of $35,799,000 (($0.65) per share - basic and diluted) to a Net Loss of $2,000,000 (($0.04) per share — basic and diluted).

Commentary

William Leonard, Interim CEO, said, “During Q4, our team made significant progress in improving our operating margins, through reduced discounting, improved labor sales and reduced operating costs.  Following a substantially improved last half of the year, I am very pleased to hand over responsibility to our new President & CEO, Jeff Rachor.

Pep Boys is well positioned to deliver on its immediate priorities: post positive comparable store sales in our service center operations; make continued progress on our retail margins; and continue to reduce our cost structure to help support overall results.  I believe the Company’s best days remain in front of it, and look forward to the results of Jeff’s leadership.”

Harry Yanowitz, Chief Financial Officer, said, “We had a strong finish to the year.  Efforts to improve performance in our service business, including offering fewer discounts, have started to take hold - yielding improved margins without reducing comparative store sales.  As we noted last quarter, our retail margins reflect the substantial efforts our merchants have made to improve mix and reduce acquisition costs.  In addition, we believe substantial opportunities to improve efficiencies and reduce our operating costs still remain for Fiscal 2007.

Q4 Operating (Loss) Profit improved by $33.8 million from a loss of $15.7 million to a profit of $18.1 million.  Excluding (i) Net Gains on the Sales of Assets (realized as part of our program of opportunistically monetizing appreciated real estate) of approximately $1.8 million in Q4 2005 and approximately $9.1 million in Q4 2006 and (ii) a $4.2 million charge to S,G&A due to the write-off of certain information system assets in Q4 2005, Operating (Loss) Profit improved by $22.3 million from a loss of $13.3 million  to a profit of $9.0 million.

EBITDA, a non-GAAP indicator of levels of our financial performance that includes the Net Gains on the Sale of Assets and impairment charge noted above, improved in Q4 2006 by $41.9 million to $45.3 million, as compared to Q4 2005.

Improving operating performance continues to support our balance sheet.  For the full Fiscal 2006, Net Cash Provided by Operating Activities improved by $128.4 million and Capital Expenditures were $37.9 million less than last year.  During Q4, we repurchased 494,800 shares of common stock at an average price of $14.77.  Subsequent to year-end, we re-priced our $320 million real estate backed term loan from LIBOR+275 to LIBOR + 200, for the remaining term to 2013, the date of our first significant funded debt maturity.

In addition, please note that Q4 2006 was a 14 week quarter, during our seasonally slow winter period.  While it is difficult to precisely carve out a week from an overall reporting period, we estimate that the 14th week did not have a material affect on results, representing approximately $39.2 million of sales and improving operating profit by $0.5 million.”

Accounting Matters

Co-op Advertising

During fiscal 2005, a portion of our vendor support funds were provided in support of specific advertising costs, or “co-op,” which, in accordance with EITF No. 02-16, we accounted for as a reduction of SG&A.  We have completed the restructuring of substantially all of our vendor agreements to provide flexibility in how we use vendor support funds, to eliminate the administrative burden of tracking the application of such funds and to ensure that we are receiving the best possible pricing.  In the fourth quarter of fiscal 2006, all of the allowances received from vendors were accounted for as a reduction of inventories and recognized as a reduction to cost of sales as the related inventories are sold in accordance with EITF No. 02-16.  Assuming that all of our vendor agreements had been so restructured as of October 29, 2005, both our SG&A and Gross Profit for the fourth quarter of fiscal 2005 would have increased by approximately $8.8 million, without materially impacting inventory valuation or Net Loss from Continuing Operations Before Cumulative Effect of Change in Accounting Principle.

Pep Boys Financial Highlights

	Fourteen weeks ended	Thirteen weeks ended
	February 3, 2007	January 28, 2006

Total Revenues	$586,146,000	$550,481,000

Net Earnings (Loss) From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$8,110,000	$(22,869,000)

Basic Earnings (Loss) Per Share:
Average Shares	54,274,000	54,180,000

Net Earnings (Loss) From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$0.15	$(0.42)

Diluted Earnings (Loss) Per Share:
Average Shares	54,595,000	54,180,000

Net Earnings (Loss) From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$0.15	$(0.42)

	Fifty-three weeks ended	Fifty-two weeks ended
	February 3, 2007	January 28, 2006

Total Revenues	$2,272,161,000	$2,238,029,000

Net Loss From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(2,000,000)	$(35,799,000)

Basic and Diluted Loss Per Share:
Average Shares	54,266,000	54,794,000

Net Loss From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(0.04)	$(0.65)

EBITDA Reconciliation

EBITDA is defined as Net Earnings (Loss) plus Interest Expense, Income Tax Expense (Benefit), and Depreciation and Amortization.   EBITDA is not a measurement of financial performance under generally accepted accounting principles and may not be compared to similarly captioned information reported by other companies.  In addition, it does not replace net income or cash flow from operations as an indicator of financial performance or liquidity.  We believe EBITDA provides a useful indicator of levels of our financial performance and is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.  A reconciliation of EBITDA for the fourteen and fifty-three weeks ended February 3, 2007 and the thirteen and fifty-two weeks ended January 28, 2006 to the most directly comparable GAAP measure in accordance with SEC Regulation G follows:

	Fourteen weeks ended	Thirteen weeks ended
	February 3, 2007	January 28, 2006

Net Earnings (Loss)	$7,716,000	$(24,601,000)

Interest Expense	11,456,000	21,686,000

Income Tax Expense (Benefit)	148,000	(14,351,000)

Depreciation and Amortization	25,930,000	20,604,000

EBITDA	$45,250,000	$3,338,000

	Fifty-three weeks ended	Fifty-two weeks ended
	February 3, 2007	January 28, 2006

Net Loss	$(2,549,000)	$(37,528,000)

Interest Expense	49,342,000	49,040,000

Income Tax Benefit	(4,525,000)	(21,562,000)

Depreciation and Amortization	88,476,000	79,887,000

EBITDA	$130,744,000	$69,837,000

Pep Boys has 593 stores and more than 6,000 service bays in 36 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800 -PEP-BOYS or by visiting pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The word “guidance,” “expect,” “anticipate,” “estimates,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company’s quarterly conference calls discussing its results and related matters.  The call for the fourth quarter will be broadcast live on Thursday, March 15 at 8:30 a.m. ET over the Internet at Broadcast Networks’ Vcall website, located at http://www.investorcalendar.com.  To listen to the call live, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.  Supplemental financial information will be available the morning of March 15th on Pep Boys’ website at www.pepboys.com.

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Contact:
Pep Boys, Philadelphia
Investor Contact: Harry Yanowitz, 215-430-9720
Media Contact: Marie Gehret, 215-430-9224
Internet: http://www.pepboys.com